Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2021 Results

– First-Quarter Revenue of $824.6 Million –

– First-Quarter GAAP Earnings per Share of $1.20 and Non-GAAP Earnings per Share of $2.53 –

– Updates 2021 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 4, 2021--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2021. For the quarter, revenue was $824.6 million, an increase of 16.6% from $707.1 million in the first quarter of 2020.

Acquisitions contributed 0.7% to consolidated first-quarter revenue growth. The impact of foreign currency translation benefited reported revenue growth by 2.9%. Excluding the effect of these items, organic revenue growth of 13.0% was driven by contributions from all three business segments. The year-over-year comparison to last year’s COVID-19-related revenue impact contributed approximately 140 basis points to the reported and organic revenue growth rates in the first quarter, principally in the Research Models and Services segment.

On a GAAP basis, first-quarter net income attributable to common shareholders was $61.5 million, an increase of 21.2% from net income of $50.8 million for the same period in 2020. First-quarter diluted earnings per share on a GAAP basis were $1.20, an increase of 17.6% from $1.02 for the first quarter of 2020. The increases in the GAAP net income and earnings per share were driven primarily by higher revenue and operating margin improvement, partially offset by debt extinguishment costs and the write-off of deferred financing costs related to debt refinancing activities in the first quarter of 2021.

On a non-GAAP basis, net income from continuing operations was $129.2 million for the first quarter of 2021, an increase of 40.7% from $91.8 million for the same period in 2020. First‑quarter diluted earnings per share on a non-GAAP basis were $2.53, an increase of 37.5% from $1.84 per share for the first quarter of 2020. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating margin improvement.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our first-quarter performance demonstrates the power of our unique, non-clinical portfolio and the strength of the biopharmaceutical market environment. A global focus on scientific innovation is driving record levels of investment in the biopharmaceutical industry, which is generating biomedical breakthroughs across multiple therapeutic areas at a rapid pace. We believe these factors are resulting in unprecedented client demand across most of our businesses.”

“To maintain and enhance our position as the leading, non-clinical CRO, we are strategically expanding our portfolio and enhancing our scientific capabilities, especially in the use of more complex research techniques and advanced drug modalities such as cell and gene therapies. These investments are enabling us to offer greater value to our clients and capitalize on the significant growth opportunities,” Mr. Foster concluded.

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $176.9 million in the first quarter of 2021, an increase of 21.2% from $146.0 million in the first quarter of 2020. The impact of foreign currency translation contributed 4.2%, and acquisitions, principally Cellero which was completed in August 2020, contributed 2.2% to first-quarter RMS revenue. Organic revenue growth of 14.8% was driven by robust demand for research models in China, as well as higher revenue for research models services, particularly Genetically Engineered Models and Services (GEMS). The year-over-year comparison to last year’s COVID-19-related revenue impact contributed approximately 620 basis points to the RMS revenue growth rate in the first quarter.

In the first quarter of 2021, the RMS segment’s GAAP operating margin increased to 25.4% from 18.7% in the first quarter of 2020. On a non-GAAP basis, the operating margin increased to 28.7% from 23.0% in the first quarter of 2020. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher sales volume for research models.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $501.2 million in the first quarter of 2021, an increase of 14.2% from $438.7 million in the first quarter of 2020. The impact of foreign currency translation contributed 2.3% to DSA revenue growth. Organic revenue growth of 11.6% was primarily driven by robust demand from global biopharmaceutical and biotechnology clients in both the Discovery Services and Safety Assessment businesses.

In the first quarter of 2021, the DSA segment’s GAAP operating margin increased to 18.1% from 16.5% in the first quarter of 2020. On a non-GAAP basis, the operating margin increased to 23.8% from 22.0% in the first quarter of 2020. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue in both the Discovery Services and Safety Assessment businesses.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $146.5 million in the first quarter of 2021, an increase of 19.7% from $122.4 million in the first quarter of 2020. The impact of foreign currency translation contributed 4.1% to Manufacturing revenue growth. Organic revenue growth of 15.6% was driven by strong demand in the Biologics Testing Solutions (Biologics) and Microbial Solutions businesses.

In the first quarter of 2021, the Manufacturing segment’s GAAP operating margin increased slightly to 33.8% from 33.6% in the first quarter of 2020. On a non-GAAP basis, the operating margin decreased slightly to 35.5% from 35.6% in the first quarter of 2020.

2021 Guidance

On February 17, 2021, the Company provided 2021 financial guidance, both excluding and including the impact of the Cognate BioServices acquisition. The acquisition of Cognate was subsequently completed on March 29, 2021.

The Company is increasing its revenue growth and non-GAAP earnings per share guidance for 2021, as a result of the stronger-than-expected first quarter financial performance and an expectation that robust client demand trends will continue for the remainder of the year. This updated guidance includes the acquisitions that have already been completed in 2021, including Cognate.

The Company’s updated guidance for revenue growth, earnings per share, and free cash flow is as follows:

2021 GUIDANCE INCLUDING COGNATE	CURRENT	PRIOR
Revenue growth, reported	19% – 21%	16% – 18%
Less: Contribution from acquisitions (1)	(4.5%) – (5.0%)	(4.5%) – (5.0%)
Unfavorable/(favorable) impact of foreign exchange	~(2.5%)	(2.0%) – (2.5%)
Revenue growth, organic (2)	12% – 14%	9% – 11%
GAAP EPS estimate	$5.95 – $6.20	—
Acquisition-related amortization (3)	$2.15 – $2.40	—
Acquisition-related adjustments (4)	$0.75 – $0.80	—
Other items (5)	~$0.55	—
Venture capital and other strategic investment losses/(gains), net (6)	$0.25	—
Non-GAAP EPS estimate	$9.75 – $10.00	$9.00 – $9.25
Free cash flow (7)	~$435 million	—

Footnotes to Guidance Table:
(1) The contribution from acquisitions reflects only those acquisitions that have been completed.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) Acquisition-related amortization includes an estimate of $0.45-$0.65 for the impact of the Cognate acquisition and $0.05-$0.10 for other acquisitions completed in 2021 because the preliminary purchase price allocation has not been completed.

(4) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

(5) These items primarily relate to charges of a) approximately $0.15 associated with U.S. and international tax legislation, and b) approximately $0.40 associated with debt extinguishment costs and the write-off of deferred financing costs related to debt refinancing.

(6) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.

(7) Reconciliation of the current 2021 free cash flow guidance is as follows: Cash flow from operating activities of approximately $655 million, less capital expenditures of approximately $220 million, equates to free cash flow of approximately $435 million.

Webcast

Charles River has scheduled a live webcast on Tuesday, May 4th, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Bank of America Health Care Conference Presentation

Charles River will virtually present at the Bank of America 2021 Health Care Conference, on Wednesday, May 12th, at 10:15 a.m. ET. Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Investor Day

Charles River will host a virtual Meeting with Management on Thursday, May 27th, beginning at 8:30 a.m. ET. Investors will have the opportunity to listen to a webcast of the virtual event through the Investor Relations section of the Company's website at ir.criver.com. A replay will be accessible through the same website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; the non-cash tax benefit related to our international financing structure; investment gains or losses associated with our venture capital and other strategic equity investments; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions completed in 2020 and 2021 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our revised forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our revised annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire (including Cognate BioServices and risks and uncertainties associated with Cognate BioServices products and services, which are in areas that the Company did not previously operate); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

Estimates of COVID-19 Impact in 2020

In this press release, the Company has provided its estimates for the impact from the COVID-19 pandemic in 2020, including on the Company's revenue. These estimates were determined using methodologies and assumptions that vary depending on the specific reporting segment and situation. For the Research Models and Services segment, estimates were primarily based on comparisons to daily historical research model sales volumes prior to the COVID-19 pandemic and the subsequent reduction in research model order activity associated with our clients’ COVID-19 pandemic-related site closures and/or their reduced on-site activity, as well as our discussions with clients, particularly of our research model services and HemaCare businesses, with regard to revenue expectations and operational impacts from the COVID-19 pandemic. For the Discovery and Safety Assessment segment, estimates were based on multiple factors including, but not limited to, discussions with clients with regard to the cause of delays to discovery projects and safety assessment studies, location-specific actions to ensure employee safety in our facilities, the impact of remote versus in-person activities and services, and supply chain delays and other resource constraints. For the Manufacturing Support segment, estimates were based on multiple factors including, but not limited to, analysis of the sales impact due to the COVID-19 pandemic, assessments of idle instruments and the related revenue streams due to the inability to access clients’ sites, as well as discussions with clients with regard to their revenue expectations and operations. The estimated revenue loss related to COVID-19 was also expected to be partially offset by incremental work on clients’ COVID-19 programs. Because these estimates and assumptions involve risks and uncertainties, actual events and results may differ materially from these estimates and assumptions, and Charles River assumes no obligation and expressly disclaims any duty to update them.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	March 27, 2021	March 28, 2020

Service revenue	$626,581	$546,592
Product revenue	197,985	160,467
Total revenue	824,566	707,059
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	423,975	372,824
Cost of products sold (excluding amortization of intangible assets)	92,313	82,174
Selling, general and administrative	155,733	129,901
Amortization of intangible assets	28,842	27,879
Operating income	123,703	94,281
Other income (expense):
Interest income	35	316
Interest expense	(29,719)	(15,067)
Other expense, net	(27,717)	(24,071)
Income from operations, before income taxes	66,302	55,459
Provision for income taxes	2,367	4,622
Net income	63,935	50,837
Less: Net income attributable to noncontrolling interests	2,405	68
Net income attributable to common shareholders	$61,530	$50,769

Earnings per common share
Net income attributable to common shareholders:
Basic	$1.23	$1.03
Diluted	$1.20	$1.02

Weighted-average number of common shares outstanding;
Basic	49,980	49,189
Diluted	51,075	49,966

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	March 27, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$465,411	$228,424
Trade receivables, net of allowances for doubtful accounts of $7,278 and $6,702, respectively	610,566	617,740
Inventories	193,584	185,695
Prepaid assets	81,726	96,712
Other current assets	71,922	72,560
Total current assets	1,423,209	1,201,131
Property, plant and equipment, net	1,117,003	1,124,358
Operating lease right-of-use assets, net	197,668	178,220
Goodwill	1,890,630	1,809,168
Client relationships, net	712,384	721,505
Other intangible assets, net	83,181	66,094
Deferred tax assets	35,457	37,729
Other assets	349,431	352,626
Total assets	$5,808,963	$5,490,831

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$2,932	$50,214
Accounts payable	127,129	122,475
Accrued compensation	164,748	206,823
Deferred revenue	213,032	207,942
Accrued liabilities	198,188	149,820
Other current liabilities	97,347	102,477
Total current liabilities	803,376	839,751
Long-term debt, net and finance leases	2,202,334	1,929,571
Operating lease right-of-use liabilities	173,015	155,595
Deferred tax liabilities	207,011	217,031
Other long-term liabilities	207,008	205,215
Total liabilities	3,592,744	3,347,163
Redeemable noncontrolling interests	28,035	25,499
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 50,350 shares issued and 50,216 shares outstanding as of March 27, 2021, and 49,767 shares issued and outstanding as of December 26, 2020	504	498
Additional paid-in capital	1,659,524	1,627,564
Retained earnings	686,944	625,414
Treasury stock, at cost, 134 and 0 shares, as of March 27, 2021 and December 26, 2020, respectively	(36,028)	-
Accumulated other comprehensive loss	(127,017)	(138,874)
Total equity attributable to common shareholders	2,183,927	2,114,602
Noncontrolling interest	4,257	3,567
Total equity	2,188,184	2,118,169
Total liabilities, redeemable noncontrolling interests and equity	$5,808,963	$5,490,831

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 27, 2021	March 28, 2020
Cash flows relating to operating activities
Net income	$63,935	$50,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,508	57,260
Stock-based compensation	13,189	10,960
Debt extinguishment and financing costs	26,907	-
Deferred income taxes	(9,125)	(2,973)
Loss on venture capital and strategic equity investments, net	16,719	12,035
Other, net	496	10,495
Changes in assets and liabilities:
Trade receivables, net	5,598	(32,136)
Inventories	(11,404)	4,076
Accounts payable	9,622	(10,003)
Accrued compensation	(37,360)	(45,245)
Deferred revenue	5,006	6,065
Customer contract deposits	(5,446)	4,454
Other assets and liabilities, net	30,584	2,765
Net cash provided by operating activities	170,229	68,590
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(94,197)	(382,250)
Capital expenditures	(28,030)	(25,721)
Purchases of investments and contributions to venture capital investments	(16,550)	(7,121)
Proceeds from sale of investments	-	2,504
Other, net	781	(1,097)
Net cash used in investing activities	(137,996)	(413,685)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,954,011	1,409,793
Proceeds from exercises of stock options	19,612	22,608
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,714,195)	(925,109)
Purchase of treasury stock	(36,028)	(23,675)
Payment of debt extinguishment and financing costs	(28,680)	-
Other, net	-	(4,405)
Net cash provided by financing activities	194,720	479,212
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	10,953	290
Net change in cash, cash equivalents, and restricted cash	237,906	134,407
Cash, cash equivalents, and restricted cash, beginning of period	233,119	240,046
Cash, cash equivalents, and restricted cash, end of period	$471,025	$374,453

Supplemental cash flow information:
Cash and cash equivalents	$465,411	$372,433
Restricted cash included in Other current assets	4,012	444
Restricted cash included in Other assets	1,602	1,576
Cash, cash equivalents, and restricted cash, end of period	$471,025	$374,453

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended
	March 27, 2021	March 28, 2020
Research Models and Services
Revenue	$176,910	$145,996
Operating income	44,935	27,373
Operating income as a % of revenue	25.4%	18.7%
Add back:
Amortization related to acquisitions	5,339	5,652
Severance	7	(9)
Acquisition related adjustments (2)	456	285
Site consolidation costs, impairments and other items	-	229
Total non-GAAP adjustments to operating income	$5,802	$6,157
Operating income, excluding non-GAAP adjustments	$50,737	$33,530
Non-GAAP operating income as a % of revenue	28.7%	23.0%

Depreciation and amortization	$9,679	$8,752
Capital expenditures	$2,983	$5,412

Discovery and Safety Assessment
Revenue	$501,178	$438,683
Operating income	90,949	72,283
Operating income as a % of revenue	18.1%	16.5%
Add back:
Amortization related to acquisitions	22,648	23,007
Severance	412	83
Acquisition related adjustments (2)	5,270	1,289
Site consolidation costs, impairments and other items	147	-
Total non-GAAP adjustments to operating income	$28,477	$24,379
Operating income, excluding non-GAAP adjustments	$119,426	$96,662
Non-GAAP operating income as a % of revenue	23.8%	22.0%

Depreciation and amortization	$44,608	$41,330
Capital expenditures	$17,040	$14,729

Manufacturing Support
Revenue	$146,478	$122,380
Operating income	49,437	41,112
Operating income as a % of revenue	33.8%	33.6%
Add back:
Amortization related to acquisitions	2,214	2,247
Severance	294	256
Acquisition related adjustments (2)	42	2
Site consolidation costs, impairments and other items	40	-
Total non-GAAP adjustments to operating income	$2,590	$2,505
Operating income, excluding non-GAAP adjustments	$52,027	$43,617
Non-GAAP operating income as a % of revenue	35.5%	35.6%

Depreciation and amortization	$6,569	$6,366
Capital expenditures	$7,110	$5,161

Unallocated Corporate Overhead	$(61,618)	$(46,487)
Add back:
Severance	(151)	-
Acquisition related adjustments (2)	10,560	6,983
Other items (3)	-	(287)
Total non-GAAP adjustments to operating expense	$10,409	$6,696
Unallocated corporate overhead, excluding non-GAAP adjustments	$(51,209)	$(39,791)

Total
Revenue	$824,566	$707,059
Operating income	123,703	94,281
Operating income as a % of revenue	15.0%	13.3%
Add back:
Amortization related to acquisitions	30,201	30,906
Severance	562	330
Acquisition related adjustments (2)	16,328	8,559
Site consolidation costs, impairments and other items (3)	187	(58)
Total non-GAAP adjustments to operating income	$47,278	$39,737
Operating income, excluding non-GAAP adjustments	$170,981	$134,018
Non-GAAP operating income as a % of revenue	20.7%	19.0%

Depreciation and amortization	$61,508	$57,260
Capital expenditures	$28,030	$25,721
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(3)	Other items relate to third-party costs, net of insurance reimbursements, incurred during the three months ended March 28, 2020 associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 27, 2021	March 28, 2020

Net income attributable to common shareholders	$61,530	$50,769
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	47,278	39,737
Write-off of deferred financing costs and fees related to debt financing	25,979	-
Venture capital and strategic equity investment losses, net	16,719	12,035
Other (2)	(2,370)	-
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (3)	1,035	1,073
Tax effect of the remaining non-GAAP adjustments	(21,013)	(11,804)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$129,158	$91,810

Weighted average shares outstanding - Basic	49,980	49,189
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	1,095	777
Weighted average shares outstanding - Diluted	51,075	49,966

Earnings per share attributable to common shareholders:
Basic	$1.23	$1.03
Diluted	$1.20	$1.02

Basic, excluding non-GAAP adjustments	$2.58	$1.87
Diluted, excluding non-GAAP adjustments	$2.53	$1.84
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This adjustment relates to the gain on an immaterial divestiture which occurred in the three months ended March 27, 2021.
(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended March 27, 2021	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	16.6%	21.2%	14.2%	19.7%
Increase due to foreign exchange	(2.9)%	(4.2)%	(2.3)%	(4.1)%
Contribution from acquisitions (2)	(0.7)%	(2.2)%	(0.3)%	- %
Non-GAAP revenue growth, organic (3)	13.0%	14.8%	11.6%	15.6%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com